SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 30, 1997


                   POUGHKEEPSIE FINANCIAL CORP.

      (Exact name of registrant as specified in its charter)


DELAWARE                 0-22599                 16-1518711
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification No.)
incorporation)

249 Main Mall, Poughkeepsie, New York                       12601
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (914) 431-6200


                          Not Applicable
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   (Former name or former address, if changed since last report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

    After the close of business on May 30, 1997, Poughkeepsie Financial Corp. (the "Company") became a thrift holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated January 17, 1997 (the "Agreement"), by and between Poughkeepsie Savings Bank, FSB (the "Bank"), a federally chartered stock savings bank, Poughkeepsie Interim Federal Savings Bank ("Interim"), an interim federally chartered stock
savings bank, and the Company, a Delaware corporation.   Pursuant to the
Agreement: (1) the Company was organized as a wholly owned subsidiary of the Bank; (2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Bank, with the Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $.01 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $.01 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Bank and (iii) the common stock of the Company held by the Bank was cancelled. Accordingly, the Bank became a wholly owned subsidiary of the Company and the stockholders of the Bank became stockholders of the Company.

    The Common Stock of the Company has been registered with the Securities and Exchange Commission ("SEC") under Section 12(g) of the Securities and Exchange Act of 1934, as amended, and has been substituted for the Common Stock of the Bank on the Nasdaq National Market under the symbol "PKPS."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        Not applicable.

    (b) PRO FORMA FINANCIAL INFORMATION

        Not applicable.

    (c) EXHIBITS

         (2) Agreement and Plan of Reorganization - incorporated by reference from the Registration Statement on Form S-4 (File No. 333-22481) filed by the Company with the SEC on February 27, 1997.

        (99) Press Release, dated June 2, 1997


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                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             POUGHKEEPSIE FINANCIAL CORP.



                             By: /S/ JOSEPH B. TOCKARSHEWSKY
                             Joseph B. Tockarshewsky
                             Chairman, President and Chief
                             Executive Officer


Dated: June 2, 1997
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                            Exhibit 99

                 Press Release, dated June 2, 1997